Exhibit 5.1

767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

March 14, 2012

Vantiv, Inc.

8500 Governor’s Hill Drive
Symmes Township, Ohio 45249

Ladies and Gentlemen:

We have acted as counsel to Vantiv, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1, File No. 333-177875, as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of (i) the offer, issuance and sale by the Company of the number of shares of Class A common stock, par value $0.00001 per share (the “Class A common stock”), of the Company specified in the Registration Statement (the “Firm Shares”) and (ii) the offer, issuance and sale by the Company of the number of shares of Class A common stock of the Company specified in the Registration Statement (the “Company Option Shares,” and, together with the Firm Shares, the “Company Shares”) and the offer and sale by the selling stockholders to be named in the Underwriting Agreement (the “Selling Stockholders”) of the number of shares of Class A common stock specified in the Registration Statement (the “Selling Stockholder Shares,” and, collectively, with the Company Shares, the “Shares”), upon the exercise of the underwriters’ option to purchase the Company Option Shares and the Selling Stockholder Shares. The Shares are to be sold by the Company and, if the underwriters exercise their option, the Company and the selling stockholders, pursuant to an underwriting agreement among the Company, the selling stockholders and the Underwriters named therein (the “Underwriting Agreement”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the form of the Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware prior to the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.1 to the Registration Statement; (ii) the form of the Amended and Restated Bylaws of the Company to be effective prior to the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.2 to the Registration Statement; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the form of the Underwriting Agreement; (vi) the form of Class A Common Stock Certificate of the Company; (vii) the form of the Recapitalization Agreement, filed as Exhibit 2.3 to the Registration Statement; and (viii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the Amended and Restated Certificate of Incorporation that will be filed with the Secretary of State of the State of Delaware will be substantially identical to the form of the Amended and Restated Certificate of Incorporation of the Company reviewed by us, the Recapitalization Agreement that is entered into will be substantially identical to the form of Recapitalization Agreement reviewed by us, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that (i) the Company Shares, when issued and sold as contemplated in the Registration Statement, and upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable and (ii) the Selling Stockholder Shares, when issued pursuant to the Recapitalization Agreement prior to the payment and delivery of the Selling Stockholder Shares in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges, LLP